The information in this pricing supplement is not complete and may be changed. This pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any state where the offer or sale is not permitted.
PRELIMINARY PRICING SUPPLEMENT
Subject to Completion, dated September 19, 2025
Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-283969
(To Product Supplement MLN-WF-1 dated February 26, 2025
and Prospectus dated February 26, 2025)

The Toronto-Dominion Bank Senior Debt Securities, Series H Equity Linked Securities

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside
Principal at Risk Securities Linked to the Lowest Performing of the common stock of Meta Platforms, Inc. and the common stock of NVIDIA Corporation due November 5, 2026

■       Linked to the lowest performing of the common stock of Meta Platforms, Inc. and the common stock of NVIDIA Corporation (each referred to as a “Underlying Stock”)
■       Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the face amount of the securities, depending on the performance of the lowest performing Underlying Stock from its starting price to its ending price. The lowest performing Underlying Stock is the Underlying Stock that has the lowest stock return, calculated for each Underlying Stock as the percentage change from its starting price to its ending price on the calculation day. The maturity payment amount will reflect the following terms:
■        If the ending price of the lowest performing Underlying Stock is greater than or equal to its starting price, you will receive the face amount plus a contingent fixed return of at least 9.50% (to be determined on the pricing date) of the face amount
■       If the ending price of the lowest performing Underlying Stock is less than its starting price, but not by more than the buffer amount of 40%, you will receive the face amount
■       If the ending price of the lowest performing Underlying Stock is less than its starting price by more than the buffer amount, you will receive less than the face amount and have 1-to-1 downside exposure to the decrease in the price of the lowest performing Underlying Stock in excess of the buffer amount
■         Investors may lose up to 60% of the face amount
■       Any positive return on the securities at maturity will be limited to the contingent fixed return, even if the ending price of the lowest performing Underlying Stock  significantly exceeds its starting price; you will not participate in any appreciation of the lowest performing Underlying Stock beyond the contingent fixed return
■     Your return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on the calculation day.  You will not benefit in any way from the performance of a better performing Underlying Stock.  Therefore, you will be adversely affected if any Underlying Stock performs poorly, even if another Underlying Stock performs favorably
■        All payments on the securities are subject to the credit risk of The Toronto-Dominion Bank (the “Bank”)
■        No periodic interest payments or dividends
■        No exchange listing; designed to be held to maturity

The estimated value of the securities at the time the terms of your securities are set on the pricing date is expected to be between $933.00 and $963.00 per security, as discussed further under “Selected Risk Considerations— Risks Relating To The Estimated Value of the Securities And Any Secondary Market” beginning on page P-10 and “Estimated Value Of The Securities” herein. The estimated value is expected to be less than the original offering price of the securities.
The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page P-9 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement and on page 1 of the accompanying prospectus.
The securities are senior unsecured debt obligations of the Bank, and, accordingly, all payments are subject to credit risk. The securities are not insured by the Canada Deposit Insurance Corporation pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other governmental agency of Canada, the United States or any other jurisdiction.
Neither the U.S. Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement and prospectus. Any representation to the contrary is a criminal offense.
	Original Offering Price	Agent Discount(1)	Proceeds to The Toronto-Dominion Bank
Per Security	$1,000.00	Up to $23.25	At least $976.75
Total
(1)
The Agents may receive a commission of up to $23.25 (2.325%) per security and may use a portion of that commission to allow selling concessions to other dealers in connection with the distribution of the securities, or will offer the securities directly to investors. The Agents may resell the securities to other securities dealers at the original offering price less a concession not in excess of $17.50 (1.75%) per security. Such securities dealers may include Wells Fargo Advisors (“WFA”, the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of Wells Fargo Securities, LLC (“Wells Fargo Securities”). The other dealers may forgo, in their sole discretion, some or all of their selling concessions. In addition to the selling concession allowed to WFA, Wells Fargo Securities will pay $0.75 (0.075%) per security of the agent discount to WFA as a distribution expense fee for each security sold by WFA. The Bank will reimburse TD Securities (USA) LLC (“TDS”) for certain expenses in connection with its role in the offer and sale of the securities, and the Bank will pay TDS a fee in connection with its role in the offer and sale of the securities. In respect of certain securities sold in this offering, we may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. See “Terms of the Securities—Agents” herein and “Supplemental Plan of Distribution (Conflicts of Interest) –Selling Restrictions” in the accompanying product supplement.

TD Securities (USA) LLC	Wells Fargo Securities

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the common stock of Meta Platforms, Inc. and the common stock of NVIDIA Corporation due November 5, 2026

Terms of the Securities

Issuer:	The Toronto-Dominion Bank (the “Bank”).
Market Measure:
The common stock of Meta Platforms, Inc. and the common stock of NVIDIA Corporation each referred to as an “Underlying Stock,” and collectively as the “Underlying Stocks”). We refer to the issuer of each Underlying Stock as an “Underlying Stock Issuer” and collectively as the “Underlying Stock Issuers.”

Pricing Date*:	October 1, 2025.
Issue Date*:	October 6, 2025.
Calculation Day*:	November 2, 2026, subject to postponement.
Stated Maturity Date*:	November 5, 2026, subject to postponement. The securities are not subject to redemption by the Bank or repayment at the option of any holder of the securities prior to the stated maturity date.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Maturity Payment Amount:
On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:
•    if the ending price of the lowest performing Underlying Stock is greater than or equal to its starting price:
$1,000+ contingent fixed return;
•    if the ending price of the lowest performing Underlying Stock is less than its starting price, but greater than or equal to its threshold price:
$1,000; or
•    if the ending price of the lowest performing Underlying Stock is less than its threshold price:
$1,000 + [$1,000 × (stock return of the lowest performing Underlying Stock + buffer amount)]
If the ending price of the lowest performing Underlying Stock is less than its threshold price, you will have 1-to-1 downside exposure to the decrease in the price of that Underlying Stock from its starting price in excess of the buffer amount and will lose some, and possibly up to 60%, of the face amount of your securities at maturity.

Lowest Performing Underlying Stock:	The “lowest performing Underlying Stock” will be the Underlying Stock with the lowest stock return.
Starting Price:
With respect to the common stock of Meta Platforms, Inc.: $ , its stock closing price on the pricing date.
With respect to the common stock of NVIDIA Corporation: $ , its stock closing price on the pricing date.

Stock Closing Price:
With respect to each Underlying Stock, stock closing price, closing price and adjustment factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement.

Ending Price:	The “ending price” of an Underlying Stock will be its stock closing price on the calculation day.

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the common stock of Meta Platforms, Inc. and the common stock of NVIDIA Corporation due November 5, 2026

Threshold Price:
With respect to the common stock of Meta Platforms, Inc.: $ , which is equal to 60% of its starting price.
With respect to the common stock of NVIDIA Corporation: $ , which is equal to 60% of its starting price.

Buffer Amount:	40%
Contingent Fixed Return:
At least 9.50% of the face amount (at least $95.00 per security), to be determined on the pricing date. As a result of the contingent fixed return, any positive return on the securities at maturity will be limited to at least 9.50% of the face amount. The contingent fixed return is payable only if the ending price of the lowest performing Underlying Stock is greater than or equal to its starting price.

Stock Return:	With respect to an Underlying Stock, its “stock return” is the percentage change from its starting price to its ending price, measured as follows: ending price – starting price starting price
Market Disruption Events and Postponement Provisions:
The calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the calculation day is postponed and will be adjusted for non-business days.
For more information regarding adjustments to the calculation day and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, the stated maturity date is a “payment date”. In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	The Bank
U.S. Tax Treatment:
By purchasing the securities, you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to treat the securities, for U.S. federal income tax purposes, as prepaid derivative contracts that are “open transactions” with respect to the Market Measures. Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat the securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences” herein and in the product supplement.

Canadian Tax Treatment:
Please see the discussion in the prospectus under “Tax Consequences – Canadian Taxation” and in the product supplement under “Supplemental Discussion of Canadian Tax Consequences”, which applies to the securities. We will not pay any additional amounts as a result of any withholding required by reason of the rules governing hybrid mismatch arrangements contained in section 18.4 of the Canadian Tax Act (as defined in the prospectus).

Agents:
TD Securities (USA) LLC and Wells Fargo Securities, LLC
The Agents may receive a commission of up to $23.25 (2.325%) per security and may use a portion of that commission to allow selling concessions to other dealers in connection with the distribution of the securities, or will offer the securities directly to investors. The Agents may resell the securities to other securities dealers at the original offering price less a concession not in excess of $17.50 (1.75%) per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities will pay $0.75 (0.075%) per security of the agent discount to WFA as a distribution expense fee for each security sold by WFA.
In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. We or one of our affiliates will also pay a fee to iCapital Markets LLC, who is acting as a dealer in connection with the distribution of the securities.
The price at which you purchase the securities includes costs that the Bank, the Agents or their respective affiliates expect to incur and profits that the Bank, the Agents or their respective affiliates expect to realize in connection with hedging activities related to the securities, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the securities. As a result, you may experience an immediate and substantial decline in the market value of your securities on the pricing date. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Agent Discount, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect Secondary Market Prices” in this pricing supplement.

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the common stock of Meta Platforms, Inc. and the common stock of NVIDIA Corporation due November 5, 2026

Listing:	The securities will not be listed 0r displayed on any securities exchange or electronic communications network
Canadian Bail-in:	The securities are not bail-inable debt securities under the CDIC Act
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	89115HV87 / US89115HV878
*
To the extent that we make any change to the expected pricing date or expected issue date, the calculation day and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the common stock of Meta Platforms, Inc. and the common stock of NVIDIA Corporation due November 5, 2026

Additional Information about the Issuer and the Securities
You should read this pricing supplement together with product supplement MLN-WF-1 dated February 26, 2025 and the prospectus dated February 26, 2025 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement or prospectus. In the event of any conflict, the following hierarchy will govern: first, this pricing supplement; second, the product supplement; and last, the prospectus. The securities may vary from the terms described in the accompanying product supplement and prospectus in several important ways. You should read this pricing supplement, including the documents incorporated herein, carefully.
You may access the product supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):
•	Product Supplement MLN-WF-1 dated February 26, 2025:
http://www.sec.gov/Archives/edgar/data/947263/000114036125006130/ef20044457_424b3.htm
•	Prospectus dated February 26, 2025:
http://www.sec.gov/Archives/edgar/data/947263/000119312525036639/d931193d424b5.htm
Our Central Index Key, or CIK, on the SEC website is 0000947263. As used in this pricing supplement, the “Bank,” “we,” “us,” or “our” refers to The Toronto-Dominion Bank and its subsidiaries.
We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the common stock of Meta Platforms, Inc. and the common stock of NVIDIA Corporation due November 5, 2026

Estimated Value of the Securities
The final terms for the securities will be determined on the date the securities are initially priced for sale to the public, which we refer to as the pricing date, as indicated under “Terms of the Securities” herein, based on prevailing market conditions on the pricing date, and will be communicated to investors in the final pricing supplement.
The economic terms of the securities are based on our internal funding rate (which is our internal borrowing rate based on variables such as market benchmarks and our appetite for borrowing), and several factors, including any sales commissions expected to be paid to TDS or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, estimated costs which we may incur in connection with the securities and an estimate of the difference between the amounts we pay to an affiliate of Wells Fargo Securities and the amounts that an affiliate of Wells Fargo Securities pays to us in connection with hedging your securities as described further under “Terms of the Securities—Agents” herein and “Risk Factors—Risks Relating To Hedging Activities And Conflicts Of Interest” in the accompanying product supplement. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected to have an adverse effect on the economic terms of the securities.
On the cover page of this pricing supplement, we have provided the estimated value range for the securities. The estimated value range was determined by reference to our internal pricing models which take into account a number of variables and are based on a number of assumptions, which may or may not materialize, typically including volatility, interest rates (forecasted, current and historical rates), price-sensitivity analysis, time to maturity of the securities, and our internal funding rate. For more information about the estimated value, see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market” herein. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected, assuming all other economic terms are held constant, to increase the estimated value of the securities. For more information see the discussion under “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Estimated Value Of Your Securities Is Based On Our Internal Funding Rate.”
Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which the Agents may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, the Agents or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.
Assuming that all relevant factors remain constant after the pricing date, the price at which the Agents may initially buy or sell the securities in the secondary market, if any, may exceed our estimated value on the pricing date for a temporary period expected to be approximately 3 months after the issue date because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities which we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the issue date of the securities based on changes in market conditions and other factors that cannot be predicted.
We urge you to read the “Selected Risk Considerations” in this pricing supplement.

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the common stock of Meta Platforms, Inc. and the common stock of NVIDIA Corporation due November 5, 2026

Investor Considerations
The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:
◾
seek a contingent fixed return at maturity of at least 9.50% (to be determined on the pricing date) of the face amount if the ending price of the lowest performing Underlying Stock if its ending price is greater than or equal to its starting price;

◾	desire to limit downside exposure to the Underlying Stocks through the buffer amount;
◾
are willing to accept the risk that, if the ending price of the lowest performing Underlying Stock is less than its starting price by more than the buffer amount, they will lose some, and possibly up to 60%, of the face amount per security at maturity;

◾
understand that any positive return they will receive at maturity will be limited to the contingent fixed return, regardless of the extent to which the ending price of the lowest performing Underlying Stock exceeds its starting price;

◾
understand that the return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on the calculation day and that they will not benefit in any way from the performance of a better performing Underlying Stock;

◾	understand that the securities are riskier than alternative investments linked to only one of the Underlying Stocks or linked to a basket composed of each Underlying Stock;
◾	understand and are willing to accept the full downside risks of each Underlying Stock;
◾	are willing to forgo interest payments on the securities and dividends on any Underlying Stock; and
◾	are willing to hold the securities until maturity.
The securities may not be an appropriate investment for investors who:
◾	seek a liquid investment or are unable or unwilling to hold the securities to maturity;
◾	are unwilling to accept the risk that the ending price of the lowest performing Underlying Stock may decrease from its starting price by more than the buffer amount;
◾	seek exposure to the upside performance of the lowest performing Underlying Stock that is not limited by the contingent fixed return;
◾	seek a greater contingent fixed return at maturity;
◾	require full payment of the face amount of the securities at stated maturity;
◾
are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

◾	seek current income over the term of the securities;
◾
seek exposure to a basket composed of each Underlying Stock or a similar investment in which the overall return is based on a blend of the performances of the Underlying Stocks, rather than solely on the lowest performing Underlying Stock

◾	are unwilling to accept the risk of exposure to the Underlying Stocks;
◾	seek exposure to the Underlying Stocks but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities;
◾	are unwilling to accept the credit risk of the Bank; or
◾	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Underlying Stocks, please see the section titled “Information Regarding the Market Measures” below.

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the common stock of Meta Platforms, Inc. and the common stock of NVIDIA Corporation due November 5, 2026

Determining Payment at Stated Maturity
On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:
securities have not been automatically called then, at maturity, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Is the ending price of the lowest performing Underlying Stock greater than or equal to its starting price?
Yes
You will receive per security:
$1,000 + contingent fixed return
No
Is the ending price of the lowest performing Underlying Stock greater than or equal to its threshold price?
Yes
You will receive per security:
$1,000
No
You will receive per security:
$1,000 + [$1,000 × (stock return of the lowest performing Underlying Stock + buffer amount)]
In this case, you will lose some, and possibly up to 60%, of the face amount per security.

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the common stock of Meta Platforms, Inc. and the common stock of NVIDIA Corporation due November 5, 2026

Selected Risk Considerations
The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.
Risks Relating To The Securities Generally
If The Ending Price Of The Lowest Performing Underlying Stock Is Less Than Its Threshold Price, You Will Lose Some, And Possibly Up To 60%, Of The Face Amount Of Your Securities At Maturity.
We will not repay you a fixed amount on the securities on the stated maturity date. The maturity payment amount will depend on the direction of and percentage change in the ending price of the lowest performing Underlying Stock relative to its starting price and the other terms of the securities. Because the prices of the Underlying Stocks will be subject to market fluctuations, the maturity payment amount may be more or less, and possibly significantly less, than the face amount of your securities.
If the ending price of the lowest performing Underlying Stock is less than its threshold price, the maturity payment amount will be less than the face amount and you will have 1-to-1 downside exposure to the decrease in the price of the lowest performing Underlying Stock in excess of the buffer amount, resulting in a loss of 1% of the face amount for every 1% decline from its starting price in excess of the buffer amount. The threshold price for each Underlying Stock is 60% of its starting price. As a result, if the ending price of the lowest performing Underlying Stock is less than its threshold price, you will lose some, and possibly up to 60%, of the face amount per security at maturity. This is the case even if the price of the lowest performing Underlying Stock is greater than or equal to its starting price or its threshold price at certain times during the term of the securities.
Even if the ending price of the lowest performing Underlying Stock is greater than or equal to its starting price, the maturity payment amount will only be greater than the face amount by the contingent fixed return, and your yield on the securities may be less than the yield you would earn if you bought a traditional interest-bearing debt security of the Bank or another issuer with a similar credit rating with the same stated maturity date.
The Potential Return On The Securities Is Limited To The Contingent Fixed Return And May Be Lower Than The Return On A Hypothetical Direct Investment In The Lowest Performing Underlying Stock.
The potential return on the securities is limited to the contingent fixed return, regardless of how significantly the ending price of the lowest performing Underlying Stock exceeds its starting price. The lowest performing Underlying Stock  could appreciate from the pricing date through the calculation day by significantly more than the percentage represented by the contingent fixed return, in which case an investment in the securities will underperform a hypothetical alternative investment providing a 1-to-1 return based on the performance of the lowest performing Underlying Stock. In addition, you will not receive the value of dividends or other distributions paid with respect to the lowest performing Underlying Stock.
No Periodic Interest Will Be Paid On The Securities.
No periodic payments of interest will be made on the securities.  However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the “IRS”), you may be required to recognize taxable income over the term of the securities.  You should review the section of this pricing supplement entitled “Material U.S. Federal Income Tax Consequences”.
The Securities Are Subject To The Market Risks Of Each Underlying Stock And Will Be Negatively Affected If Any Underlying Stock Performs Poorly, Even If Another Underlying Stock Performs Favorably.
You are subject to the market risks of each Underlying Stock. If any Underlying Stock performs poorly, you will be negatively affected, even if another Underlying Stock performs favorably. The securities are not linked to a basket composed of the Underlying Stocks, where the better performance of a Underlying Stock could offset the poor performance of another. Instead, you are subject to the full risks of whichever Underlying Stock is the lowest performing Underlying Stock on the calculation day.  As a result, the securities are riskier than an alternative investment linked to only one of the Underlying Stocks or linked to a basket composed of each Underlying Stock.  You should not invest in the securities unless you understand and are willing to accept the market risks of each Underlying Stock.
Your Return On The Securities Will Depend Solely On The Performance Of The Underlying Stock That Is The Lowest Performing Underlying Stock On The Calculation Day, And You Will Not Benefit In Any Way From The Performance Of A Better Performing Underlying Stock.
Your return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on the calculation day. Although it is necessary for each Underlying Stock to close at or above its threshold price in order for you to receive the face amount of your securities at maturity or at or above its starting price in order for you to receive any positive return at maturity, you will not benefit in any way from a performance of a better performing Underlying Stock. The securities may underperform an alternative investment linked to a basket composed of the Underlying Stocks, since in such case the performance of the better performing Underlying Stock(s) would be blended with the performance of the lowest performing Underlying Stock, resulting in a better return than the return of the lowest performing Underlying Stock alone.

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the common stock of Meta Platforms, Inc. and the common stock of NVIDIA Corporation due November 5, 2026

You Will Be Subject To Risks Resulting From The Relationship Among The Underlying Stocks.
It is preferable from your perspective for the Underlying Stocks to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underlying Stocks will not exhibit this relationship. The less correlated the Underlying Stocks, the more likely it is that any one of the Underlying Stocks will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underlying Stocks to perform poorly; the performance of a better performing Underlying Stock is not relevant to your return on the securities. It is impossible to predict what the relationship among the Underlying Stocks will be over the term of the securities. To the extent the Underlying Stocks represent a different equity market, such equity markets may not perform similarly over the term of the securities.
The Calculation Day And The Stated Maturity Date Are Subject To Market Disruption Events And Postponements.
The calculation day, and therefore the maturity date, is subject to postponement in the case of a market disruption event or a non-trading day as described herein and in the accompanying product supplement.
Risks Relating To An Investment In the Bank’s Debt Securities, Including The Securities
Investors Are Subject To The Bank’s Credit Risk, And The Bank’s Credit Ratings And Credit Spreads May Adversely Affect The Market Value Of The Securities.
Although the return on the securities will be based on the performance of the lowest performing Underlying Stock, the payment of any amount due on the securities is subject to the Bank’s credit risk. The securities are the Bank’s senior unsecured debt obligations. Investors are dependent on the Bank’s ability to pay all amounts due on the securities on the stated maturity date and, therefore, investors are subject to the credit risk of the Bank and to changes in the market’s view of the Bank’s creditworthiness. Any decrease in the Bank’s credit ratings or increase in the credit spreads charged by the market for taking the Bank’s credit risk is likely to adversely affect the market value of the securities. If the Bank becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the securities.
Risks Relating To The Estimated Value Of The Securities And Any Secondary Market
The Estimated Value Of Your Securities Is Expected To Be Less Than The Original Offering Price Of Your Securities.
The estimated value of your securities on the pricing date is expected to be less than the original offering price of your securities. The difference between the original offering price of your securities and the estimated value of the securities reflects costs and expected profits associated with selling and structuring the securities, as well as hedging our obligations under the securities. Because hedging our obligations entails risks and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or a loss.
The Estimated Value Of Your Securities Is Based On Our Internal Funding Rate.
The estimated value of your securities on the pricing date is determined by reference to our internal funding rate. The internal funding rate used in the determination of the estimated value of the securities generally represents a discount from the credit spreads for our conventional, fixed-rate debt securities and the borrowing rate we would pay for our conventional, fixed-rate debt securities. This discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional, fixed-rate debt, as well as estimated financing costs of any hedge positions, taking into account regulatory and internal requirements. If the interest rate implied by the credit spreads for our conventional, fixed-rate debt securities, or the borrowing rate we would pay for our conventional, fixed-rate debt securities were to be used, we would expect the economic terms of the securities to be more favorable to you. Additionally, assuming all other economic terms are held constant, the use of an internal funding rate for the securities is expected to increase the estimated value of the securities at any time.
The Estimated Value Of The Securities Is Based On Our Internal Pricing Models, Which May Prove To Be Inaccurate And May Be Different From The Pricing Models Of Other Financial Institutions.
The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables, such as our internal funding rate on the pricing date, and are based on a number of subjective assumptions, which are not evaluated or verified on an independent basis and may or may not materialize. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of the securities in the secondary market. As a result, the secondary market price of your securities may be materially less than the estimated value of the securities determined by reference to our internal pricing models. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.
The Estimated Value Of Your Securities Is Not A Prediction Of The Prices At Which You May Sell Your Securities In The Secondary Market, If Any, And Such Secondary Market Prices, If Any, Will Likely Be Less Than The Original Offering Price Of Your Securities And May Be Less Than The Estimated Value Of Your Securities.
The estimated value of the securities is not a prediction of the prices at which the Agents, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the common stock of Meta Platforms, Inc. and the common stock of NVIDIA Corporation due November 5, 2026 to do). The price at which you may be able to sell your securities in the secondary market at any time, if any, may be based on pricing models that differ from our pricing models and will be influenced by many factors that cannot be predicted, such as market conditions and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market and do not take into account our various costs and expected profits associated with selling and structuring the securities, as well as hedging our obligations under the securities, secondary market prices of your securities will likely be less than the original offering price of your securities. As a result, the price at which the Agents, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be less than the price you paid for your securities, and any sale prior to the stated maturity date could result in a substantial loss to you.
The Temporary Price At Which We May Initially Buy The Securities In The Secondary Market May Not Be Indicative Of Future Prices Of Your Securities.
Assuming that all relevant factors remain constant after the pricing date, the price at which the Agents may initially buy or sell the securities in the secondary market (if the Agents make a market in the securities, which they are not obligated to do) may exceed the estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the pricing date of the securities, as discussed further under “Estimated Value of the Securities”. The price at which the Agents may initially buy or sell the securities in the secondary market may not be indicative of future prices of your securities.
The Agent Discount, Offering Expenses And Certain Hedging Costs Are Likely To Adversely Affect Secondary Market Prices.
Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the securities will likely be less than the original offering price. The original offering price includes, and any price quoted to you is likely to exclude, the underwriting discount paid in connection with the initial distribution, offering expenses as well as the cost of hedging our obligations under the securities. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction. In addition, because an affiliate of Wells Fargo Securities is to conduct hedging activities for us in connection with the securities, that affiliate may profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the dealer receives for the sale of the securities to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the dealer to sell the securities to you in addition to the compensation they would receive for the sale of the securities.
There May Not Be An Active Trading Market For The Securities — Sales In The Secondary Market May Result In Significant Losses.
There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or any electronic communications network. The Agents and their respective affiliates may make a market for the securities; however, they are not required to do so. The Agents and their respective affiliates may stop any market-making activities at any time. Even if a secondary market for the securities develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your securities in any secondary market could be substantial.
If you sell your securities before the stated maturity date, you may have to do so at a substantial discount from the principal amount irrespective of the price of the Underlying Stocks, and as a result, you may suffer substantial losses.
If The Prices Of The Underlying Stocks Change, The Market Value Of Your Securities May Not Change In The Same Manner.
Your securities may trade quite differently from the performance of Underlying Stocks. Changes in the prices of the Underlying Stocks generally or the lowest performing Underlying Stock specifically may not result in a comparable change in the market value of your securities. Even if the prices of the Underlying Stocks increases above its starting price during the term of the securities, the market value of your securities may not increase by the same amount and could decline.
Risks Relating To The Underlying Stocks
The Maturity Payment Amount Will Depend Upon The Performance Of The Underlying Stocks And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.
•
Investing In The Securities Is Not The Same As Investing In The Underlying Stocks. Investing in the securities is not equivalent to investing in any of the Underlying Stocks. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the Underlying Stocks for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on any Underlying Stock. As a holder of the securities, you will not have any voting rights or any other rights that holders of the Underlying Stocks would have.

•	Historical Prices Of The Underlying Stocks Should Not Be Taken As An Indication Of The Future Performance Of The Underlying Stocks During The Term Of The Securities.
•	The Securities May Become Linked To The Common Stock Of A Company Other Than An Original Underlying Stock Issuer.

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the common stock of Meta Platforms, Inc. and the common stock of NVIDIA Corporation due November 5, 2026

•	We, The Agents And Our Respective Affiliates Cannot Control Actions By An Underlying Stock Issuer.
•	We, The Agents And Our Respective Affiliates Have No Affiliation With Any Underlying Stock Issuer And Have Not Independently Verified Their Public Disclosure Of Information.
•	You Have Limited Anti-Dilution Protection.
Risks Relating To Hedging Activities And Conflicts Of Interest
•	Trading And Business Activities By The Bank Or Its Affiliates May Adversely Affect The Market Value Of, And Any Amount Payable On, The Securities.
•	There Are Potential Conflicts Of Interest Between You And The Calculation Agent.
Risks Relating To Canadian And U.S. Federal Income Taxation
The Tax Consequences Of An Investment In The Securities Are Unclear.
Significant aspects of the U.S. federal income tax treatment of the securities are uncertain. You should read carefully the section entitled “Material U.S. Federal Income Tax Consequences” herein and in the product supplement. You should consult your tax advisors as to the tax consequences of your investment in the securities.
For a discussion of the Canadian federal income tax consequences of investing in the securities, please see the discussion in the prospectus under “Tax Consequences — Canadian Taxation” and in the product supplement under “Supplemental Discussion of Canadian Tax Consequences” ” and the further discussion above under “Terms of the Securities. If you are not a Non-resident Holder (as that term is defined in the prospectus) for Canadian federal income tax purposes or if you acquire the securities in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the securities and receiving the payments that might be due under the securities.

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the common stock of Meta Platforms, Inc. and the common stock of NVIDIA Corporation due November 5, 2026

Hypothetical Examples and Returns
The payout profile, return table and examples below illustrate the maturity payment amount for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting price or threshold price. The hypothetical starting price of $100.00 has been chosen for illustrative purposes only and does not represent the actual starting price for any Underlying Stock. The actual starting price and threshold price for each Underlying Stock will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual stock closing prices of each Underlying Stock, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual maturity payment amount and resulting pre-tax total rate of return will depend on the actual terms of the securities.
Hypothetical Contingent Fixed Return:	9.50% of the face amount or $95.00 per security (the lowest possible contingent fixed return that may be determined on the pricing date)
Hypothetical Starting Price:	With respect to each Underlying Stock, $100.00
Hypothetical Threshold Price:	With respect to each Underlying Stock, $60.00 (60% of its hypothetical starting price)
Buffer Amount:	40%

Hypothetical Payout Profile

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the common stock of Meta Platforms, Inc. and the common stock of NVIDIA Corporation due November 5, 2026

Hypothetical Returns

Hypothetical ending price of the lowest performing Underlying Stock	Hypothetical stock return of the lowest performing Underlying Stock (1)	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(2)
$150.00	50.00%	$1,095.00	9.50%
$140.00	40.00%	$1,095.00	9.50%
$130.00	30.00%	$1,095.00	9.50%
$120.00	20.00%	$1,095.00	9.50%
$110.00	10.00%	$1,095.00	9.50%
$105.00	5.00%	$1,095.00	9.50%
$100.00	0.00%	$1,095.00	9.50%
$95.00	-5.00%	$1,000.00	0.00%
$90.00	-10.00%	$1,000.00	0.00%
$60.00	-40.00%	$1,000.00	o.00%
$59.00	-41.00%	$990.00	-1.00%
$50.00	-50.00%	$900.00	-10.00%
$40.00	-60.00%	$800.00	-20.00%
$30.00	-70.00%	$700.00	-30.00%
$15.00	-85.00%	$550.00	-45.00%
$0.00	-100.00%	$400.00	-60.00%
(1)
The stock return of the lowest performing Underlying Stock is equal to the percentage change of the lowest performing Underlying Stock from its starting price to its ending price (i.e., the ending price of the lowest performing Underlying Stock minus its starting price, divided by its starting price).

(2)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the face amount of $1,000.

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the common stock of Meta Platforms, Inc. and the common stock of NVIDIA Corporation due November 5, 2026

Hypothetical Examples
Example 1. The ending price of the lowest performing Underlying Stock is greater than or equal to its starting price and the maturity payment amount is greater than the face amount:
	The common stock of Meta Platforms, Inc.	The common stock of NVIDIA Corporation
Hypothetical starting price:	$100.00	$100.00
Hypothetical ending price:	$110.00	$120.00
Hypothetical threshold price:	$60.00	$60.00
Hypothetical underlying stock return of the lowest performing Underlying Stock (ending price – starting price)/starting price	10.00%	20.00%
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the calculation day.
In this example, the common stock of Meta Platforms, Inc. has the lowest stock return and is, therefore, the lowest performing Underlying Stock on the calculation day.
Step 2: Determine the maturity payment amount based on the stock return of the lowest performing Underlying Stock on the calculation day.
Because the hypothetical ending price of the lowest performing Underlying Stock is greater than its hypothetical starting price, the maturity payment amount per security would be equal to:
$1,000 + contingent fixed return
= $1,000 + $95.00
= $1,095.00
On the stated maturity date, you would receive $1,095.00 per security.
Example 2. The ending price of the lowest performing Underlying Stock is less than its starting price but greater than or equal to its threshold price and the maturity payment amount is equal to the face amount:
	The common stock of Meta Platforms, Inc.	The common stock of NVIDIA Corporation
Hypothetical starting price:	$100.00	$100.00
Hypothetical ending price:	$95.00	$120.00
Hypothetical threshold price:	$60.00	$60.00
Hypothetical underlying stock return of the lowest performing Underlying Stock (ending price – starting price)/starting price	-5.00%	20.00%
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the calculation day.
In this example, the common stock of Meta Platforms, Inc. has the lowest stock return and is, therefore, the lowest performing Underlying Stock on the calculation day.
Step 2: Determine the maturity payment amount based on the stock return of the lowest performing Underlying Stock on the calculation day.
Because the hypothetical ending price of the lowest performing Underlying Stock is less than its hypothetical starting price but is greater than its hypothetical threshold price, you would receive the face amount of your securities at stated maturity.
On the stated maturity date, you would receive $1,000.00 per security.

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the common stock of Meta Platforms, Inc. and the common stock of NVIDIA Corporation due November 5, 2026

Example 3. The ending price of the lowest performing Underlying Stock is less than its threshold price and the maturity payment amount is less than the face amount:
	The common stock of Meta Platforms, Inc.	The common stock of NVIDIA Corporation
Hypothetical starting price:	$100.00	$100.00
Hypothetical ending price:	$30.00	$135.00
Hypothetical threshold price:	$60.00	$60.00
Hypothetical underlying stock return of the lowest performing Underlying Stock (ending price – starting price)/starting price	-70.00%	35.00%
Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the calculation day.
In this example, the common stock of Meta Platforms, Inc. has the lowest stock return and is, therefore, the lowest performing Underlying Stock on the calculation day.
Step 2: Determine the maturity payment amount based on the stock return of the lowest performing Underlying Stock on the calculation day.
Because the hypothetical ending price of the lowest performing Underlying Stock is less than its hypothetical starting price by more than the buffer amount, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to:
$1,000 + [$1,000 × (stock return of the lowest performing Underlying Stock + buffer amount)]
$1,000 + [$1,000 × (-70.00% + 40%)]
= $700.00
On the stated maturity date, you would receive $700.00 per security.

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the common stock of Meta Platforms, Inc. and the common stock of NVIDIA Corporation due November 5, 2026

Information Regarding the Market Measures
Each Underlying Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information regarding each Underlying Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.
The graphs below set forth the information relating to the historical performance of the Underlying Stocks for the periods specified. We obtained the information regarding the historical performance of the Underlying Stocks in the graphs below from Bloomberg Professional® service (“Bloomberg”). We have not conducted any independent review or due diligence of any publicly available information or historical performance information from Bloomberg with respect to the Underlying Stocks. You are urged to make your own investigation into the Underlying Stocks.

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the common stock of Meta Platforms, Inc. and the common stock of NVIDIA Corporation due November 5, 2026

The common stock of Meta Platforms, Inc.
According to publicly available information, Meta Platforms, Inc. (“Meta”) provides online and digital products for people to connect and share through mobile devices, personal computers and other devices. Information filed by Meta with the SEC can be located by reference to its SEC file number: 001-35551, or its CIK Code: 0001326801. Meta’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “META”.
Historical Information
We obtained the stock closing prices of the common stock of Meta in the graph below from Bloomberg, without independent verification.
The following graph sets forth daily stock closing prices of the common stock of Meta for the period from January 1, 2020 to September 17, 2025. The stock closing price on September 17, 2025 was $775.72. The historical performance of the common stock of Meta should not be taken as an indication of the future performance of the common stock of Meta, and no assurance can be given as to the stock closing price of the common stock of Meta on any day during the term of the securities. We cannot give you any assurance that the performance of the common stock of Meta will result in any positive return on your initial investment.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the common stock of Meta Platforms, Inc. and the common stock of NVIDIA Corporation due November 5, 2026

The common stock of NVIDIA Corporation
According to publicly available information, NVIDIA Corporation (“NVIDIA”) is a visual computing company that designs and develops graphics processing units and artificial intelligence. Information filed by NVIDIA with the SEC can be located by reference to its SEC file number: 000-23985, or its CIK Code: 0001045810. NVIDIA’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “NVDA”.
Historical Information
We obtained the stock closing prices of the common stock of NVIDIA in the graph below from Bloomberg, without independent verification.
The following graph sets forth daily stock closing prices of the common stock of NVIDIA for the period from January 1, 2020 to September 17, 2025. The stock closing price on September 17, 2025 was $170.29. The historical performance of the common stock of NVIDIA should not be taken as an indication of the future performance of the common stock of NVIDIA, and no assurance can be given as to the stock closing price of the common stock of NVIDIA on any day during the term of the securities. We cannot give you any assurance that the performance of the common stock of NVIDIA will result in any positive return on your initial investment.
PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the common stock of Meta Platforms, Inc. and the common stock of NVIDIA Corporation due November 5, 2026

Material U.S. Federal Income Tax Consequences
You should carefully review the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson, LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.
Due to the absence of statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities, no assurance can be given that the Internal Revenue Service (“IRS”) or a court will agree with the tax treatment described herein. Pursuant to the terms of the securities, the Bank and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts that are “open transactions” with respect to the Underlying Stocks. If the securities are so treated, upon the taxable disposition (including cash settlement) of your securities, you generally should recognize gain or loss equal to the difference between the amount realized on such taxable disposition and your tax basis in the securities. Such gain or loss should be long-term capital gain or loss if you have held your securities for more than one year (otherwise, short-term capital gain or loss).
Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences – Alternative Treatments” in the product supplement.
The U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts”, such as the securities, and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative tax treatments of the securities and potential changes in applicable law.
Non-U.S. Holders. Subject to Section 871(m) of the Code and Section 897 of the Code, as discussed below, a non-U.S. holder should generally not be subject to U.S. withholding tax with respect to payments on the securities or to generally applicable information reporting and backup withholding requirements with respect to payments on the securities if the non-U.S. holder complies with certain certification and identification requirements as to their non-U.S. status including providing us (and/or the applicable withholding agent) a properly executed and fully completed applicable IRS Form W-8. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.
Section 897. We will not attempt to ascertain whether any Underlying Stock Issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such Underlying Stock Issuer and the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the security to U.S. federal income tax on a net basis, and the gross proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and the securities as USRPI.
Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.
Based on our determination that the securities are not “delta-one” with respect to any Underlying Stock, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of any Underlying Stock or the securities. If you enter, or have entered, into other transactions in respect of any Underlying Stock or the securities, you should consult your tax advisor regarding the application of Section

Market Linked Securities—Contingent Fixed Return and Fixed Percentage Buffered Downside
 Principal at Risk Securities Linked to the Lowest Performing of the common stock of Meta Platforms, Inc. and the common stock of NVIDIA Corporation due November 5, 2026

871(m) of the Code to your securities in the context of your other transactions. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.
Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.